UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 22, 2017

SPAN-AMERICA MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Commerce Center, Greenville, South Carolina	29615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 288-8877

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on February 22, 2017.  At this meeting, the following directors were elected for three-year terms expiring in 2020: Thomas F. Grady, Jr., Dan R. Lee and Thomas J. Sullivan. Mr. Grady is required by the Company’s bylaws to retire effective as of the date of the 2018 annual meeting of shareholders because he will turn age 75 during 2017. The board of directors expects to select a nominee for director to fill the remainder of Mr. Grady’s term to be voted on at the 2018 annual meeting of shareholders. The voting details are as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas F. Grady, Jr.	1,659,757	6,830	0	891,973
Dan R. Lee	1,660,457	6,130	0	891,973
Thomas J. Sullivan	1,639,045	27,452	0	891,973

Richard C. Coggins, Thomas D. Henrion and Linda Norman continued in office as directors with terms expiring in 2018.  Robert H. Dick, James D. Ferguson and Terry Allison Rappuhn continued in office as directors with terms expiring in 2019.

In addition, the shareholders approved the advisory vote on executive compensation, the 2017 Equity Incentive Plan and the selection of Elliott Davis Decosimo, LLC as the Company’s independent registered public accounting firm for fiscal year 2017. The voting details are as follows:

Matter	For	Against	Abstain	Broker Non-Votes
Advisory vote on executive compensation	1,650,123	8,563	7,901	891,973
Approval of the 2017 Equity Incentive Plan	1,637,889	23,919	4,778	891,974
Selection of Elliott Davis Decosimo, LLC	2,534,271	11,039	13,250	0

Finally, the shareholders voted for a frequency of “Every 1 Year” for holding advisory votes on executive compensation. In their meeting prior to the Annual Meeting of Shareholders, the board unanimously approved a resolution to accept the recommendation of shareholders and hold the advisory vote on executive compensation every year. The voting details are as follows:

Matter	Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
Selecting the frequency of holding advisory votes on executive compensation	930,681	695,695	34,872	5,338	891,974

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: February 27, 2017	By:	/s/ Richard C. Coggins
Richard C. Coggins
Chief Financial Officer